                                                                       EXHIBIT
                                                                        12.2
              MARSHALL & ILSLEY CORPORATION / VALLEY BANCORPORATION
      PRO FORMA COMBINED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                        ($OOO's)

                    3 Months
                    March 31
EARNINGS              1994      1993      1992      1991      1990      1989
                    --------- --------- --------- --------- --------- ---------
Earnings before
income taxes and
cumulative effect
of changes in
accounting
principles           $60,011  $264,584  $231,792  $186,738  $143,192  $161,140

Fixed charges,
excluding interest
on deposits           14,618    48,036    51,927    67,436    85,234   102,398
                    --------- --------- --------- --------- --------- ---------
Earnings including
fixed charges but
excluding interest
on deposits           74,629   312,620   283,719   254,174   228,426   263,538

Interest on deposits  61,522   271,744   334,070   448,411   466,537   426,008
                    --------- --------- --------- --------- --------- ---------
Earnings including
fixed charges and
interest on
deposits            $136,151  $584,364  $617,789  $702,585  $694,963  $689,546
                    ========= ========= ========= ========= ========= =========

FIXED CHARGES:

Interest Expense:

Borrowings:
 Short-term           $7,146   $18,579   $18,699   $32,722   $56,849   $74,831
 Long-term             5,737    22,650    26,586    27,908    22,524    22,057

One-third of rental
expense for all
operating leases
(the amount deemed
representative of
the interest factor)   1,735     6,807     6,642     6,806     5,861     5,510
                    --------- --------- --------- --------- --------- ---------
Fixed charges
excluding interest
on deposits           14,618    48,036    51,927    67,436    85,234   102,398

Interest on Deposits  61,522   271,744   334,070   448,411   466,537   426,008
                    --------- --------- --------- --------- --------- ---------
Fixed charges
including interest
on deposits          $76,140  $319,780  $385,997  $515,847  $551,771  $528,406
                    ========= ========= ========= ========= ========= =========

RATIO OF EARNINGS TO FIXED CHARGES

Excluding interest
on deposits             5.11 x    6.51 x    5.46 x    3.77 x    2.68 x    2.57 x

Including interest
on deposits             1.79 x    1.83 x    1.60 x    1.36 x    1.26 x    1.30 x

                                                                      EXHIBIT
                                                                        12.2
             MARSHALL & ILSLEY CORPORATION / VALLEY BANCORPORATION
      PRO FORMA COMBINED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges, excluding interest on deposits, consists of interest on indebtedness and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consists of both the foregoing item plus interest on deposits.

The following table sets forth the pro forma combined ratios of earnings to fixed charges for the periods indicated, giving effect to the proposed Merger of Valley with and into M&I as if it had been consummated on January 1, 1989. Pro forma adjustments made to arrive at the pro forma combined amounts are based on the pooling-of-interests method of accounting. No adjustment for the divestitures which are required in connection with the merger have been included in the pro forma combined ratio of earnings to fixed charges.

The pro forma combined ratios of earnings to fixed charges are intended for informational purposes and are not necessarily indicative of the future ratios of earnings to fixed charges of the combined company or the ratios of earnings to fixed charges of the combined company that would have actually occurred had the Merger been consummated on January 1, 1989. The pro forma combined ratios of earnings to fixed charges should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of M&I and Valley in their respective Annual Reports on Form 10-K and the pro forma combined condensed financial statements and accompanying discussion and notes included as Exhibit 99.1 and
Exhibit 99.2.